news release
2008 Guidance

Contacts:
Investors – James M. Gruskin
800/497-6329
Media – Tyler D. Gronbach
919/297-1541
R.H. DONNELLEY ANNOUNCES 2008 GUIDANCE AND $100 MILLION
SHARE REPURCHASE PLAN
CARY, N.C., December 4, 2007 — R.H. Donnelley Corporation (NYSE: RHD), one of the nation’s leading Yellow Pages and online local commercial search companies, will be providing 2008 financial guidance today at the UBS 35th Annual Global Media & Communications Conference. During the presentation, which will begin at 8:00 a.m. EDT, the company will forecast:
•	Advertising sales of $2,745 million.

•	Adjusted EBITDA, excluding the impact of FAS 123 R expense and purchase accounting and related expenses, of at least $1,440 million and operating income of $930 million.

•	Free cash flow of at least $620 million and operating cash flow of $710 million.

•	Net debt at year end, excluding the fair value adjustment of $0.1 billion, of approximately $9.5 billion.

•	Weighted average fully diluted shares outstanding during 2008 of approximately 72.5 million
During its presentation, the company will also affirm its 2007 outlook which was last updated on October 25, 2007, with the exception of weighted average fully diluted shares outstanding for the year, which is now expected to be 72.0 million versus the previous guidance of 72.5 million. See the attached appendix for a reconciliation of the foregoing non-GAAP measures to the most comparable GAAP measures. Advertising sales is a statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period. It is important to distinguish advertising sales from net revenue, which is recognized under the deferral and amortization method.

The company also announced today that its Board of Directors has authorized the purchase of up to $100 million of its common stock over the next 12 months. These purchases will be made based on market conditions and other factors and may be made or suspended at any time.
For those unable to attend the conferences, a live audio Web cast of the presentation can be accessed by visiting our Web site at www.rhd.com, clicking on “Investor Relations” and following the instructions provided. In addition, an archived version of the presentation will be available on RHD’s Web site for up to one year from the date of the call.
Helping Local Businesses Reach More Customers
R.H. Donnelley’s interactive offerings are essential to its Triple Play™ solution suite — an integrated set of products and services that efficiently and effectively extend the marketing reach of local businesses. Spanning multiple media platforms — print Yellow Pages directories, DexKnows.com search site and the major search engines (e.g. Yahoo!® and Google®) via the Company’s Dex Search Marketing® tools — Triple Play delivers local businesses’ advertisements to a wider set of ready-to-buy consumers.
About R.H. Donnelley
R.H. Donnelley connects businesses and consumers through its portfolio of print and interactive marketing solutions. Small- and medium-sized businesses look to R.H. Donnelley’s experienced team of marketing consultants to help them grow their companies and drive sales leads. Consumers depend on the Company’s reliable, local business content to deliver the most relevant search results when they are seeking local goods and services. For more information, visit www.rhd.com and DexKnows.com.
Safe Harbor Provision
Certain statements contained in this press release regarding RHD’s future operating results or performance or business plans or prospects and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “planned,” “estimated,” “potential,” “goal,” “outlook” and similar expressions, as they relate to RHD or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only RHD’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to RHD. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause RHD’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.
The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the risk that the legacy Dex and RHD businesses will not continue to be integrated successfully; (2) the risk that the expected strategic advantages and remaining cost savings from the Dex Media merger may not be fully realized or may take longer to realize than expected; (3) disruption from the Dex Media merger making it more difficult to maintain relationships with customers, employees or suppliers; and (4) general economic conditions and consumer sentiment in our markets. Additional factors that could cause RHD’s results to differ materially from those described in the forward-looking statements are described in detail in RHD’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 in Item 1A “Risk Factors” as well as RHD’s other periodic filings with the SEC that are available on the SEC’s website at www.sec.gov.

Amounts in millions, except for percentages

	Full Year 2008	Full Year 2007
	Outlook	Outlook

Reconciliation of adjusted EBITDA (1) to operating income — GAAP and adjusted EBITDA excluding SFAS No. 123 R outlook to operating income - GAAP outlook

Adjusted EBITDA
Adjusted EBITDA excluding SFAS No. 123 R outlook	$1,440	$1,440
Less: Depreciation and amortization	(470)	(440)
Less: SFAS No. 123 R expense and amounts related to former BDC restricted stock awards	(40)	(40)

Adjusted operating income Adjusted operating income outlook	930	960
Less: Deferred cost uplift	—	(30)
Operating income — GAAP

Operating income — GAAP outlook	$930	$930

	Full Year 2008	Full Year 2007
	Outlook	Outlook

Calculation of adjusted EBITDA margin excluding SFAS No. 123 R outlook

Net revenue — GAAP outlook	$2,745	$2,680
Adjusted EBITDA excluding SFAS No. 123 R outlook	$1,440	$1,440

Adjusted EBITDA margin excluding SFAS No. 123 R outlook	53%	53%

	Full Year 2008	Full Year 2007
	Outlook	Outlook

Reconciliation of cash flow from operations — GAAP to free cash flow and cash flow from operations - GAAP outlook to free cash flow outlook

Cash flow from operations — GAAP
Cash flow from operations — GAAP outlook	$710	$685
Less: Additions to fixed assets and computer software	(90)	(85)
Free cash flow	—	—

Free cash flow outlook	$620	$600

See accompanying Notes to Schedules

Amounts in billions, except for ratios

	Full Year 2008	Full Year 2007
	Outlook	Outlook

Reconciliation of net debt — GAAP and GAAP outlook to net debt — excluding fair value adjustment outlook (2)

Net debt — GAAP
Net debt — GAAP outlook	$9.6	$10.0
Less: Fair value adjustment due to purchase accounting	(0.1)	(0.1)
Net debt — excluding fair value adjustment	—	—

Net debt — excluding fair value adjustment outlook	$9.5	$9.9

See accompanying Notes to Schedules

NOTES TO SCHEDULES
1)	EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA represents adjusted earnings before interest, taxes, depreciation and amortization. Adjusted pro forma EBITDA represents adjusted pro forma earnings before interest, taxes, depreciation and amortization. EBITDA, adjusted EBITDA and adjusted pro forma EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income or net income prepared in conformity with GAAP. In addition, EBITDA may not be comparable to similarly titled measures of other companies.

2)	As a result of purchase accounting, RHD was required to adjust the carrying value of Dex Media’s debt at January 31, 2006 to its fair value. Net debt — GAAP represents total debt less cash and cash equivalents for the respective period. Net debt — excluding fair value adjustments represents net debt — GAAP adjusted to remove the remaining fair value purchase accounting adjustment of Dex Media’s debt.